Exhibit 99.1

Contact: Bruce Labovitz

pressrelease@comstockhomes.com

703.230.1131

COMSTOCK HOMEBUILDING COMPANIES, INC. RECEIVES NOTICE FROM

NASDAQ

RESTON, VA—(Marketwire—January 15, 2008)—Comstock Homebuilding Companies, Inc. (NASDAQ: CHCI) (“Comstock” or the “Company”) today announced that it received notice from The NASDAQ Stock Market (“NASDAQ”) stating that for 30 consecutive business days the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5). The notice has no effect on the listing of the Company’s securities at this time, and its common stock will continue to trade on the NASDAQ Global Market under the symbol “CHCI.”

In accordance with Marketplace Rule 4450(e)(2), the Company has 180 calendar days, or until July 7, 2008, to regain compliance. The notice states that if, at any time before July 7, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ staff will provide written notification that the Company has achieved compliance with the minimum bid price requirement. No assurance can be given that the Company will regain compliance during that period.

If the Company does not regain compliance with the minimum bid price requirement by July 7, 2008, NASDAQ staff will provide the Company with written notification that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listings Qualifications Panel. Alternatively, the Company may apply to transfer its securities to the NASDAQ Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(c), other than the minimum bid price requirement of Marketplace Rule 4310(c)(4). In the event of such a transfer, the Company will be afforded an additional 180 calendar days to comply with the minimum bid price requirement while listed on the NASDAQ Capital Market. No assurance can be given that the Company will be eligible for the additional 180-day compliance period, or, if applicable, that it will regain compliance during any additional compliance period.

The Company has not determined what action, if any, it will take in response to this notice, although the Company intends to monitor the closing bid price of its common stock between now and July 7, 2008, and to consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the NASDAQ minimum closing bid price requirement.

About Comstock Homebuilding Companies, Inc.

Established in 1985, Comstock Homebuilding Companies, Inc. is a publicly traded, diversified real estate development firm with a focus on affordably priced for-sale residential products. Comstock builds and markets single-family homes, townhouses, mid-rise condominiums, high-rise condominiums, mixed-use urban communities and active adult communities. The company currently markets its products under the Comstock Homes brand in the Washington, D.C.; Raleigh, North Carolina; and Atlanta, Georgia metropolitan areas. Comstock Homebuilding Companies Inc. trades on Nasdaq under the symbol CHCI. For more information on the Company or its projects please visit www.comstockhomebuilding.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions, including statements related to Comstock’s expected future financial results and anticipated growth in the Washington, D.C. housing market, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, economic, market and competitive conditions affecting Comstock and its operations and products, risks and uncertainties relating to the market for real estate generally and in the areas where Comstock has projects, the availability and price of land suitable for development, materials prices, labor costs, interest rates, Comstock’s ability to service its significant debt obligations, fluctuations in operating results, anticipated growth strategies, continuing relationships with affiliates, environmental factors, government regulations, the impact of adverse weather conditions or natural disasters and acts of war or terrorism. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent form 10-K, as filed with the Securities and Exchange Commission on March 16, 2007. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contact:

Bruce Labovitz

Email Contact

703.230.1131